Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is made by and between Douglas B. Mackie (the “Executive”) and Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Company”), to fully settle and resolve any and all issues and disputes arising out of the Executive’s employment with and separation from the Company.

WHEREAS, the Executive has been employed with the Company in the position of President and Chief Executive Officer pursuant to the Employment Agreement dated as of July 2, 2007 (the “Employment Agreement”) between the Company and the Executive;

WHEREAS, the Company and the Executive have decided that it is in their mutual best interest to terminate their employment relationship effective as of September 7, 2010 (the “Separation Date”); and

WHEREAS, the Company has determined to pay and provide to the Executive the payments and benefits described below in connection with his separation from service;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged by each party, the Executive and the Company agree as follows:

1.	Termination of Employment. The Executive agrees that his employment with the Company terminated on the Separation Date. The Executive acknowledges that he has received, or will receive pursuant to the terms of this Agreement, any and all payment for wages, accrued unused vacation, if any, other fringe benefits, if any, and reimbursable business expenses, if any, to which the Executive is entitled through the Separation Date. Following the Separation Date, the Executive shall not be entitled to further participation in any of the Company’s benefit plans, except as provided in this Agreement or in the governing plan documents. The Company and the Executive have entered into a consulting agreement effective as of September 8, 2010 (the “Consulting Agreement”), pursuant to which the Executive will serve as Chairman Emeritus, Executive Director and a non-employee Special Advisor to the Company, and provide other consulting services to the Company. Notwithstanding anything in the Employment Agreement to the contrary, the Company and the Executive agree that he will continue to serve as a member of the Board of Directors of the Company until the expiration of his term as a director in 2011, at which time he will be considered for re-election, as is customary for all directors.

2.	Consideration. In consideration for the Executive’s releases, promises, and representations in this Agreement and following the expiration of the Revocation Period (as defined in Section 3 of Appendix B to the Consulting Agreement) without the Executive having revoked the ADEA Release (as defined in Section 3 of Appendix B to the Consulting Agreement), and provided the Executive complies with his obligations under this Agreement, the Company will provide the Executive with the consideration described in Appendix A (the “Separation Payments and Benefits”), which the Executive acknowledges is more than the Executive would be entitled to receive if he chose not to sign this Agreement.

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3.	Benefits. Except as described in Section 2 and Appendix A the Executive’s participation in and coverage under all of the Company’s employee benefit plans and programs shall end on the Separation Date.

4.	General Release and Agreement Not to Sue. In exchange for payment and provision of the Separation Payments and Benefits, the Executive agrees to execute and comply with the General Release and Agreement Not to Sue set forth in Appendix B to the Consulting Agreement (the “Release”).

5.	Confidential Information and Return of Company Property.

a.	The Executive acknowledges and agrees that the Confidential Information (as defined below) of the Company and its subsidiaries and any other entity related to the Company (each, a “GLDD Entity”) that he obtained during the course of his employment by the Company is the property of the Company or such other GLDD Entity. The Executive will never, directly or indirectly, disclose, publish or use any Confidential Information of which the Executive has become aware, whether or not such information was developed by him. All duties and obligations set forth in this Agreement regarding Confidential Information shall be in addition to those that exist under the Illinois Trade Secrets Act and at common law.

b.	As used in this Agreement, “Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Company or any other GLDD Entity, in connection with its businesses, including but not limited to:

i.	products or services, unannounced products or services, product or service development information (or other proprietary product or service information);

ii.	fees, costs, bids and pricing structures and quotations or proposals given to agents, customers, sureties, suppliers, or prospective customers, agents, sureties or suppliers or sureties, or received from any such person or entity;

iii.	accounting or financial records;

iv.	strategic business plans;

v.	information system applications or strategies;

vi.	customer and vendor lists and employee lists and directories;

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vii.	marketing plans, bidding strategies and processes, and negotiation strategies, whether past, current, or future;

viii.	accounting and business methods;

ix.	legal advice and/or attorney work product;

x.	trade secrets and other proprietary information;

xi.	information, analysis or strategies regarding acquisitions, mergers, other business combinations, divestitures, recapitalizations, or new ventures; and

xii.	nonpublic information that was acquired by the Executive concerning the requirements and specifications of the Company’s or any other GLDD Entity’s agents, vendors, contractors, customers, or potential customers.

c.	Notwithstanding Section 5.b, Confidential Information does not include any information that: (i) is publicly disclosed by law or pursuant to, and to the extent required by, an order of a court of competent jurisdiction or governmental agency; (ii) becomes publicly available through no fault of the Executive; or (iii) has been published in a form generally available to the public before the Executive proposes to disclose, publish, or use such information.

d.	The Executive agrees that he will, on or before the expiration of the Consulting Agreement, or as agreed to otherwise by the Chief Executive Officer of the Company in writing for the purposes of further Company business, return to the Company all Confidential Information and all property of the Company or any GLDD Entity that is in the Executive’s possession, custody or control, including but not limited to all originals, copies, or embodiments of any:

i.	keys and access cards;

ii.	computer hardware (including but not limited to all personal computers, laptop computers, iPhones, Blackberries, other personal data assistants, back-up drives and the contents thereof, as well as any passwords or codes needed to operate such equipment);

iii.	computer software and programs, data, diskettes, CDs, DVDs, thumb-drives or other removable data storage devices, and other embodiments of electronic data (including, without limitation, any materials in any online or other third party storage media, as well as any passwords or codes needed to access such software, programs, data, and storage media);

iv.

materials, papers, books, files, memoranda, correspondence, e-mails, notes, documents, records, photographs, manuals, notebooks, program listings, flow charts, policies, customer information, customer lists, vendor information and lists, pricing information, marketing information,

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specifications, plans, data base information and/or lists, and mailing lists, that the Executive has or had relating to the Company, any GLDD Entity, or any of their respective customers, contractors, vendors, agents, employees, plans, designs, contracts, agreements, strategies, inventions, systems, policies, and/or practices (whether those materials are on paper or in an electronic format).

The Executive agrees not to keep any originals, copies, or embodiments of any such property or information in any form, and not to disclose their contents to any other person. So long as the Executive does not violate any other part of this Agreement, nothing in this Section 5 precludes the Executive from retaining or using information or documents related to any benefits to which he may be entitled as a former employee of the Company.

6.	Restrictive Covenants.

a.	During the term of the Consulting Agreement (the “Consulting Period”) and for the three-year period following the termination of the Consulting Period for any reason (the “Restricted Period”), the Executive will not, on behalf of himself or any other entity, have an ownership interest in or become employed or engaged by, or otherwise participate in or render services to, any business or enterprise (including, without limitation, any division, group or franchise of a larger organization) within the Geographical Area (as defined below) that engages in any dredging or demolition or any other business engaged in by the Company; provided, however, that the this restriction shall not prohibit the Executive from passive beneficial ownership of less than three percent of any class of securities of a publicly-held corporation whose stock is traded on a U.S. national securities exchange or traded in the over-the-counter market. For the purpose of this provision, “Geographical Area” means North America, Central America, South America, the Caribbean, the Middle East, Africa, India, Australia, and Asia. Notwithstanding anything in this Section 6 to the contrary, the Executive may, at any time during the Restricted Period, provide written notice to the Company that (i) describes a particular business or employment opportunity that he is interested in pursuing or in which he may wish to engage, and (ii) request that the Company agree that the opportunity so described would not violate this Section 6(a). Within 15 business days after it receives such a notice, the Company will send the Executive a written response, indicating whether or not the Company consents to the Executive engaging in the opportunity described in his notice.

b.	During the Restricted Period, the Executive shall not affirmatively:

i.	induce or solicit, or attempt to induce or solicit, any employee of the Company to leave his or her employ, or in any way interfere with the relationship between the Company and any of its respective employees; or

ii.	induce or attempt to induce any customer (including any subsidiary or affiliate of any customer), or any agent, supplier, licensee, licensor,

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franchisee or other business relation of the Company, to cease doing business with the Company, or in any way interfere with the relationship between the Company and any customer (including any subsidiary or affiliate of any customer), or any agent, supplier, licensee, licensor, franchisee or other business relation.

c.	The Executive confirms that he has fully complied with this Section 6 through the date on which he signed this Agreement.

7.	Enforcement. The Executive agrees that given the nature of the Company’s business, the scope and duration of the restrictions in Sections 5 and 6 of this Agreement are reasonable and necessary to protect the legitimate business interests of the Company and do not and will not unduly interfere with the Executive’s career or economic pursuits. The Executive recognizes and agrees that any breach or threatened or anticipated breach of any part of Section 5 or 6 of this Agreement will result in irreparable harm and continuing damage to the Company, and that the remedy at law for any such breach or threatened or anticipated breach will be inadequate. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, the Executive agrees (a) that the Company shall be entitled to seek and obtain an injunction or injunctions, without bond or other security, to prevent any breach or threatened or anticipated breach of any such section and (b) to the extent the Company has been damaged by such breach, the Company may withhold such damages from future payments under this Agreement and the Executive may be required to repay to the Company any Separation Payments and Benefits he already received and amounts paid to him by the Company under the Consulting Agreement.

If any provision, section, subsection or other provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable. This Agreement as thus amended shall be enforced as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

8.

Cooperation and Assistance. The Executive, unless precluded by law, will voluntarily provide thorough and accurate information and testimony to or on behalf of the Company or any GLDD Entity as relates to matters in which he was involved, regarding (a) any investigation, litigation, or claims initiated by or brought or threatened against the Company or any GLDD Entity, including any government agency investigation, or (b) any dispute between the Company or any GLDD Entity and any current employee, former employee, agent, consultant, vendor, supplier, or customer of the Company or any GLDD Entity arising from or related to any act or omission that actually or allegedly occurred during the Executive’s employment by the Company. Except as may be required by law, the Executive will not disclose or discuss with anyone who is not directing or assisting the Company or any GLDD Entity in any investigation, litigation,

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claim, or dispute covered by the previous sentence, other than the Executive’s attorney, the fact of or the subject matter of the investigation, litigation, claim, or dispute. The Executive will cooperate fully with the Company and the GLDD Entities as relates to matters in which he was involved, in promptly supplying thorough and accurate information and testimony during the handling or resolution of any such investigation, litigation, claim, or dispute. The Company will work with the Executive to arrange times that reasonably accommodate him and, to the extent permitted by law, will reimburse the Executive reasonable travel, parking, and other similar reasonable out-of-pocket expenses incurred by him in connection with providing such information or testimony so long as he submits appropriate supporting receipts and other similar documentation to the Company. If the Executive receives a subpoena or becomes subject to any legal obligation that may require him to take any action otherwise prohibited by this Section 8, or receives any request, whether formal or informal, to provide information, he shall, unless precluded by law, as soon as possible but in any case within five days, provide notice of that fact to the Company in accordance with Section 17, enclosing any documents describing the request or legal requirement.

9.	No Admission. This Agreement is not an admission by any of the Released Parties (as defined in Appendix B to the Consulting Agreement) that any action that any of them has taken or has failed to take with respect to the Executive was wrongful, unlawful, in violation of any local, state, or federal constitution, law, statute or regulation, or capable of inflicting any damages or injury on the Executive, and the Company specifically denies any such wrongdoing or violation.

10.	Mutual Non-Disparagement. The Executive agrees, on behalf of himself and his agents, representatives, attorneys, assigns, heirs, executors and administrators, not to make any oral or written statement to anyone that disparages any of the Released Parties (as defined in Appendix B to the Consulting Agreement); provided that the provisions of this Section 10 shall not apply to the extent necessary to enable the Executive to (a) provide testimony as a witness, (b) comply with other legal obligations or (c) assert defense against any claim of breach of this Agreement or the Consulting Agreement, or to his statements or disclosures to directors of the Company, and shall not require the Executive to make false statements or disclosures. The Company agrees that its officers and directors will not make any oral or written statement to anyone that disparages the Executive or his job performance; provided that the provisions of this Section 10 shall not apply to testimony as a witness, compliance with other legal obligations, or assertion of or defense against any claim of breach of this Agreement or the Consulting Agreement, or to statements to the Executive, and shall not require the Company’s officers or directors to make false statements or disclosures. The Executive and the Company will cooperate in the preparation of the Press Release announcing the Executive’s employment termination; provided that the final form of the Press Release will be determined by the Company.

11.

Indemnification and Insurance. The Company will indemnify the Executive in accordance with the Company’s Certificate of Incorporation and Bylaws in the event he is made or threatened to be made a party to any action, suit, or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a

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director, officer, or employee of the Company or an affiliate, or serves any other enterprise as a director, officer, or employee at the request of the Company. While employed by or in a consulting relationship with the Company or an affiliate and for six years thereafter, the Company will maintain the Executive as an insured party on all directors’ and officers’ insurance maintained by the Company for the benefit of its directors and officers on at least the same basis as all other covered individuals with respect to time periods where the Executive served as an employee of the Company or its affiliates; provided that, for the avoidance of doubt, the Company will be entitled to satisfy its obligations pursuant to this sentence through purchase of a “tail policy” that includes the Executive’s employment with the Company and its affiliates.

12.	Agreement Inadmissible as Evidence. This Agreement, its execution, and its implementation may not be used as evidence, and shall not be admissible, in any proceeding except one brought by the Executive or the Company claiming a violation of this Agreement or the Consulting Agreement.

13.	Entire Agreement. This Agreement (including the Appendices hereto) and the Consulting Agreement (and the Appendices thereto) contain the entire agreement and understanding between the Executive and the Company concerning any of the matters described herein and therein, and supersedes any and all prior agreements (including, but not limited to, the Employment Agreement), discussions, negotiations, understandings, and proposals of the parties. The terms of this Agreement cannot be changed except in a later document signed by the Executive and an authorized officer of the Company.

14.	Governing Law; Venue. This Agreement shall be governed by the laws of the State of Illinois, without giving effect to any principles regarding conflicts of laws. The parties will bring and pursue any legal or equitable proceeding relating to or arising under this Agreement only in the courts of Cook County, Illinois or the United States District Court for the Northern District of Illinois. Each party consents to and agrees never to challenge the personal jurisdiction or venue of those courts, and agrees that they are a fair and convenient place to conduct any such proceeding.

15.	No Presumption. This Agreement shall be interpreted and construed as if all of its provisions were drafted jointly by the parties, and no party is entitled to the benefit of any rule of construction with respect to the interpretation of any term, condition, or provision in favor or against any drafter of this Agreement. This Agreement shall be interpreted and construed in accordance with the plain meaning of its terms and not strictly for or against either party.

16.	Headings. The headings in this Agreement are for the convenience of the parties and shall not affect its meaning or interpretation.

17.	Notice and Other Communications. All notices given under this Agreement shall be in writing and shall be delivered by hand, by facsimile, by email or by a nationally known, reputable overnight delivery service addressed as follows:

If to Executive, to the address listed on the signature page or the last address on file in the records of the Company.

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If to Company:

Great Lakes Dredge & Dock Company 2122 York Road Oak Brook, IL 60523
Attn: Chief Executive Officer
Facsimile: (630) 574-3007

With a copy to:

Great Lakes Dredge & Dock Company 2122 York Road Oak Brook, IL 60523
Attn: General Counsel
Facsimile: (630) 574-3007

or to such other address as either party will have furnished to the other in writing in accordance herewith. Notice shall be considered effective when actually received by the addressee.

18.	Taxes. The Company may withhold from any amount payable under this Agreement such federal, state or local taxes as must be withheld pursuant to any applicable law or regulation.

19.	Representation of No Cause. Executive represents and warrants that he has disclosed to the Company’s Board of Directors all of the Executive’s acts or omissions that could give rise to a termination of employment for Cause, as defined in the Employment Agreement. Executive acknowledges and agrees that this representation is a material term of this Agreement and any breach of this representation shall relieve the Company of the obligation to provide the payments and other consideration described in Section 3 and Appendix A of this Agreement and that the Executive may be required to repay to the Company such payments and other consideration he already received.

20.	No Waiver. Either party’s failure to insist upon strict compliance with any part of this Agreement, or its failure to assert any right it may have hereunder, will not be considered a waiver of that or any other part of or right under this Agreement unless the waiver is in writing and signed by the party that is waiving its rights.

21.	Binding. The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, estates, predecessors, affiliates, assigns, attorneys, officers, directors, employees, agents and representatives of the parties. For the avoidance of doubt, in the event of the Executive’s death, the unpaid balance of the amounts due under this Agreement shall be paid to his estate (subject to applicable law, deductions and withholdings and the terms and conditions of applicable employee benefit plans).

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22.	Knowing and Voluntary Waiver. The Executive acknowledges and agrees that:

a.	he has carefully read all parts of this Agreement and fully understands their meaning;

b.	he had the opportunity to take up to 21 days after receiving this Agreement to decide whether to sign it;

c.	the Company hereby has advised him in writing, when it gave him this Agreement, that he should consult with an attorney of his choosing before signing it;

d.	he is signing this Agreement knowingly, voluntarily, and without any coercion or duress; and

e.	the only consideration the Executive is receiving for signing this Agreement is described in the Agreement itself, and no other promises or representations of any kind have been made to cause him to sign it.

23.	Remedies. Upon the violation or breach by the Executive of any of the terms of this Agreement and his failure to cure such breach within five business days of written notice from the Company, and in addition to any other remedies available to the Company, the Company shall be entitled to suspend indefinitely all payments due or payable hereunder to the Executive subsequent to the date of such violation or breach. The parties agree that damages incurred as a result of a violation or breach of this Agreement by the Executive shall be difficult to ascertain. It is, therefore, further agreed that, in addition to any other remedies, the Company will be entitled to equitable relief (without posting any bond) in the case of a breach of this Agreement by the Executive.

24.	No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

25.	Section 409A. Notwithstanding any provision of this Agreement to the contrary, this Agreement is intended to be exempt from or, in the alternative, comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the interpretive guidance thereunder (the “Code”), including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions. The Agreement shall be construed and interpreted in accordance with such intent. Each payment under this Agreement or any Company benefit plan is intended to be treated as one of a series of separate payments for purposes of Code Section 409A.

26.	Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed an original, but all such counterparts together shall constitute but one agreement. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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SIGNATURE PAGE TO SEPARATION AGREEMENT

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Douglas B Mackie	By:	/s/ Bruce J. Biemeck
Douglas B. Mackie		Bruce J. Biemeck

Its: Lead Director

Date: September 7, 2010	Date: September 7, 2010

APPENDIX A

SEPARATION PAYMENTS AND BENEFITS

In consideration for the Executive’s releases, promises, and representations in this Agreement and following the expiration of the Revocation Period (as defined in Section 3 of Appendix B to the Consulting Agreement) without the Executive having revoked the ADEA Release and provided that the Executive complies with his obligations under this Agreement, the Company will provide the Executive with the following, which the Executive acknowledges is more than the Executive would be entitled to receive if he chose not to sign this Agreement (all payments and benefits will be net of any deductions and withholdings required by applicable laws or regulations):

SEPARATION PAYMENTS

1.	An aggregate amount of $906,000 (two times his current base salary). This amount will be paid in equal installments on each regularly scheduled payroll pay date during the 24-month period that begins on the first day immediately after the Consulting Period; provided that the Executive delivers the signed Release to the Company and the Revocation Period (as defined in Section 3 of Appendix B to the Consulting Agreement) has expired without the Executive having revoked the ADEA Release (the date on which the Revocation Period expires is referred to as the “Release Effective Date”); and provided, further, that the first such payment shall not be made until the Company’s first regularly scheduled payroll pay date after the Release Effective Date and shall include any amounts that would have been payable under this paragraph prior to such date if the Release had been delivered on the termination or expiration of the Consulting Period.

2.	A lump sum payment of $1,268,414 (the “Lump Sum Payment”) payable within 10 days of the Release Effective Date.

POST-SEPARATION BENEFITS

Except as specifically provided below, (i) the Executive will not earn or be entitled to any benefits (e.g., vacation, holidays, health, life, disability, etc.) after the Separation Date, and (ii) the Executive’s eligibility to participate in any Company bonus, equity award or other incentive plan ceased on the Separation Date.

Health, Life, and Disability Insurance

Subject to the terms and conditions described below, the Company will continue to provide the Executive (and his spouse and eligible dependents, to the extent they have been provided with coverage on the date immediately prior to the Separation Date and otherwise continue to be eligible for coverage under the terms of the applicable governing documents) with group medical, dental, life and long-term disability insurance for 24 months following the Separation Date. During this 24-month period, the Company will reduce the Executive’s Separation Payments by his share of the cost of these benefits, which is fixed at the amount the Executive had been paying for such coverage on the date immediately prior to the Separation Date. The following table shows the monthly premium for each type of insurance and the amount payable by the Executive as of the Separation Date:

Insurance Type	Executive’s Cost
Health Insurance (Medical and Dental)	$265.00
Life Insurance	$0.00
Long-term Disability Insurance	$0.00

After expiration of this 24-month period, the Executive may continue his health care coverage for himself and his spouse through the date on which the Executive (or his spouse, as applicable) qualifies for Medicare. The Executive will be responsible for the portion of the premium paid by similarly situated employees with the same type of coverage. Payment of the health insurance premium will be due on the first of each month. If Executive fails to make a premium payment within 30 days of the due date of such premium, he will forfeit his medical and dental care benefits retroactively to the date such unpaid premium was due.

To the extent required by law, after expiration of the health care benefits provided under this agreement, the Executive will be eligible to continue medical and dental plan coverage through COBRA. A COBRA letter will follow and provide details.

The Executive may be subject to federal and state tax on the value of these coverages.

401(k) Plan and Lost Benefit Plan

From and after the Separation Date, the Executive will cease to be eligible for, and may no longer contribute to, or earn benefits under, the Company’s 401K Savings Plan (the “401(k) Plan”) and the 401(k) Lost Benefit Plan. All payments to be made to the Executive under the 401(k) Plan will be made in accordance with the terms and conditions of the 401(k) Plan.

The Executive will receive an additional cash severance payment (the “401(k) and Excess Benefit Plan Substitution Payment”) of $365,087 from the Company that represents the sum of (a) two years of additional matching contributions (based on his 2009 contributions to the 401(k) Plan and the Company’s 2009 match percentage), (b) two years of additional profit-sharing contributions (based on the employer contribution rate for 2009), and (c) a tax gross up of the amounts described in items (a) and (b). In calculating the 401(k) and Excess Benefit Plan Substitution Payment:

(i) for purposes of amounts in substitution of matching contributions, the Executive has been treated as having earned annual compensation at the rate of $1, 087,207 (base salary immediately prior to the Separation Date, plus annual bonus paid for fiscal year 2009); and

(ii) for purposes of amounts in substitution of profit-sharing contributions, the Executive has been treated as having earned annual compensation at the rate of $453,000 (base salary immediately prior to the Separation Date).

The Excess Benefit Plan Substitution Payment will be made directly to the Executive, and not through the 401(k) Plan, within 10 days after the Release Effective Date.

2007 Long-Term Incentive Plan

From and after the Separation Date, the Executive will cease to be eligible for participation in the Company’s 2007 Long-Term Incentive Plan (the “2007 LTIP”). To the extent that any of the Executive’s outstanding awards previously granted under the 2007 LTIP remain subject to time-vesting conditions, immediately after the Release Effective Date the Executive will receive vesting and years of “Service” (as defined in the award Agreements under the 2007 LTIP) credit for the 24-month period following the Separation Date and his eligibility for “Retirement” (as defined in the award Agreements under the 2007 LTIP) shall be determined by his age and years of Service at the end of the 24-month period. Except as provided in the immediately preceding sentence, payment and/or exercise of awards under the 2007 LTIP will be subject to the terms and conditions of the 2007 LTIP and the applicable award agreement. For the avoidance of doubt, if the Consultant fulfills his duties under this Agreement and the Consulting Agreement, he shall be deemed to have voluntarily terminated employment at the end of the 24-month period following the Separation Date, following the attainment of age 60 and 15 years of Service with the Company and, thus, be vested in the May 27, 2010 awards under the 2007 LTIP.

Car Allowance

From and after the Separation Date, the Executive will cease to be eligible for a monthly car allowance.

Within 10 days after the Release Effective Date, the Executive will receive an additional cash payment of $26,400 from the Company, which represents 24 times the amount paid to him as a car allowance for the month of August 2010.

Office

For 12 months following the Consulting Period, the Company will make available to the Executive, at the Company’s expense, reasonable office space and necessary amenities as approved by the Chief Executive Officer of the Company, which may be provided outside of the Company’s offices.

VACATION PAY AND EARNED COMPENSATION

The Executive will be paid for any accrued but unused vacation pay as of the Separation Date in a separate check to be issued to him within 10 days after the Separation Date. In addition, on the Company’s regular pay date following the Separation Date, the Company will pay the Executive for any accrued but unpaid base salary through the Separation Date. Notwithstanding the other terms and provisions of the Agreement, these payments of accrued but unpaid vacation and base salary are not subject to Executive’s delivery of the signed Release or the expiration of the Release Revocation Period.

BUSINESS EXPENSES

Subject to and in accordance with the Company’s business expense reimbursement policy, the Company will reimburse the Executive for any reasonable business expenses he incurred on or prior to the Separation Date. Notwithstanding the other terms and provisions of the Agreement, the reimbursement of such expenses is not subject to Executive’s delivery of the signed Release or the expiration of the Release Revocation Period.

SPECIAL TAX RULES

Notwithstanding the other terms and provisions of this Appendix B, the cash payments that are considered “deferred compensation” under Code Section 409A, which are payable to the Executive during the first six months following the termination or expiration of the Consulting Period may be limited if they exceed $490,000.1 In general, this limit applies only to payments that are made only because of the Executive’s separation from service (e.g., it does not apply to the base salary earned through the Separation Date or to amounts the Executive would have received if he had remained employed with the Company, as long as the timing of the payment is not accelerated because of the Executive’s separation from service). If such limit is triggered, the Executive will receive a maximum of $506,500 during such six months and the remainder will be paid to him in a lump sum on the first day of the seventh month following the termination or expiration of the Consulting Period. Of this $506,500, $16,500 will be paid to the Executive in a lump sum immediately after the Release Effective Date and the remainder will be paid in accordance with the payment schedules otherwise described in this Appendix B. If, because of the application of this paragraph, the payment of an amount under this Agreement and this Appendix B must be delayed, the Company will delay payment of the minimum amount necessary to satisfy this paragraph first from the 401(k) and Excess Benefit Plan Substitution Payment and second from the Lump Sum payment.

Nothing in this Agreement or this Appendix A is intended to be tax advice and the Company recommends that the Executive discuss his personal tax situation with his tax advisor.

[1]	The $490,000 and other dollar amounts provided in this paragraph are subject to change based on limits applicable to defined contribution retirement plans as determined by the Secretary of the Treasury. If the Secretary of the Treasury issues revised limits for 2011, such dollar amounts, rather than the amounts provided herein, will apply to the payment of the Executive’s deferred compensation.

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